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                                                                    EXHIBIT 23.5


                                 March 25, 2002


The Board of Directors
First Land and Investment Co.

We hereby consent to the filing with the Securities and Exchange Commission of our letter dated February 8, 2002 addressed to you containing our appraisal of certain timber and land values as an exhibit to the Post-Effective Amendment No. 7 to Form S-4 Registration Statement filed in connection with the transaction described therein between First Land and Investment Co. and BancorpSouth, Inc., and to the references to Stevens Forestry Service, Inc. under the caption "The Sale of First Land's Real Property" in the Prospectus Supplement/Proxy Statement enclosed therein. In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Respectfully submitted,

                                       STEVENS FORESTRY SERVICE, INC.


                                       By: /s/ Mike Nolan
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